EXHIBIT (j)



                          Independent Auditors' Consent



The Board of Directors
The Jundt Growth Fund, Inc.
Jundt Funds, Inc.


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the captions "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement.






                                    KPMG LLP


Minneapolis, Minnesota
April 17, 2000